EXHIBIT (iii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form

Form	Reference

Form S-8	No. 33-5291
Form S-8	No. 33-4549
Form S-8	No. 33-22238
Form S-8	No. 33-5765
Form S-8	No. 33-41182
Form S-8	No. 333-66735
Form S-8	No. 333-05731
Form S-8	No. 333-132589
Form S-8	No. 333-132590
Form S-8	No. 333-132591
Form S-8	No. 333-132592
Form S-8	No. 333-145527
Form S-3	No. 33-5289
Form S-3	No. 33-5290
Form S-3	No. 33-18280
Form S-3	No. 33-25730
Form S-3	No. 33-21723
Form S-3	No. 33-27244
Form S-3	No. 33-33948
Form S-3	No. 333-72304
Form S-3	No. 33-109966
Form S-3	No. 333-120525
Form S-3	No. 333-122481
Form S-3	No. 333-151753
Form S-3	No. 333-149474

of Pitney Bowes Inc. of our report dated February 26, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Stamford, Connecticut
February 26, 2010

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